                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

     Filed by the Registrant  [x]
     Filed by a Party other than the Registrant  [ ]

     Check the appropriate box:
     [ ]  Preliminary Proxy Statement      [ ]  Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [ ]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [x]  Soliciting Material Under Rule 14a-12

                      GASONICS INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [x]  No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
                      N/A
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
                      N/A
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                      N/A
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
                      N/A
--------------------------------------------------------------------------------
     (5)  Total fee paid:
                      N/A
--------------------------------------------------------------------------------
     [ ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
                      N/A
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:
                      N/A
--------------------------------------------------------------------------------
     (3)  Filing Party:
                      N/A
--------------------------------------------------------------------------------
     (4)  Date Filed:
                      N/A
--------------------------------------------------------------------------------

                                     Filed by GaSonics International Corporation
                                               pursuant to Rule 14a-12 under the
                                                          Securities Act of 1933

                            Subject Company:  GaSonics International Corporation
                                                   Commission File No.:  0-23372



Contacts:   Robert H. Smith                  Rammy Rasmussen
            Chief Financial Officer          Chief Financial Officer
            Novellus Systems, Inc.           GaSonics International Corporation
            Phone:  408/943-9700             Phone:  408/570-7196
            Fax:  408/943-3448               Fax:  408/570-7140
            Email: bob.smith@novellus.com    Email: Rammy_Rasmussen@gasonics.com
                   ----------------------           ----------------------------

FOR IMMEDIATE RELEASE


           NOVELLUS MAKES MAJOR MOVE INTO SURFACE PREPARATION MARKET
                        THROUGH ACQUISITION OF GASONICS

   Merger extends Novellus' leadership in copper dual damascene processing;
        addresses key barrier to integration of copper/low-k materials


SAN JOSE, Calif., Oct. 25, 2000 - Novellus Systems, Inc. (Nasdaq:NVLS), the leader in thin film deposition technology for the semiconductor industry, and GaSonics International Corporation (Nasdaq:GSNX), a leading supplier of dry resist removal and surface preparation equipment for semiconductor manufacturers, today announced that Novellus will acquire all outstanding shares of GaSonics in a stock-for-stock merger transaction valued at approximately $347 million. The acquisition will provide Novellus with a leading position in the emerging market for surface preparation equipment, a critical enabling technology as the industry evolves towards copper dual damascene manufacturing processes and ever smaller devices.

As interconnect structures migrate towards smaller feature sizes and higher aspect ratios, issues involving surface preparation become a barrier to the extendibility and reproducibility of deposition processes. Residual contamination from improperly prepared surfaces can affect the deposition and adhesion of subsequent dielectric or metal layers. In addition, the transition to low-k dielectrics is driving a complete change in photoresist stripping technology since current processes are incompatible with these low-k materials. GaSonics will form the nucleus of a new surface preparation business for Novellus, providing the key building blocks for addressing these new challenges in interconnects.

"As we look at the emerging challenges in semiconductor manufacturing, it is clear that preparation of the device surface prior to deposition will become an increasingly important concern in building high-performance interconnects," said Richard Hill, chairman and CEO of Novellus. "No longer is this a business characterized by relatively low-technology approaches to removing photoresists and residues from the device. We see surface preparation as a key manufacturing technology in the future, with a direct impact on the yield and performance of the interconnect structure. The opportunity to interactively optimize the surface preparation and deposition steps for overall performance will give Novellus a major advantage in extending copper/low-k processes to advanced devices. We believe our engineering resources, coupled with GaSonics' depth of knowledge and market leadership in surface preparation, will enable us to innovate in this area and rapidly bring new technologies to the market."

As a member of the Damascus Alliance, GaSonics has already been working closely with Novellus on issues related to copper dual damascene integration. "GaSonics already shares some common cultural values with Novellus, including a focus on productivity, manufacturing performance and an emphasis on design simplicity in our products," said Asuri Raghavan, president and CEO of GaSonics. "We believe that the depth of Novellus' hardware, process and software engineering resources will help us accelerate our new products to market. In addition, having access to Novellus' global network of sales and service personnel and the strength of the company's position in major accounts will allow us to improve our position in the market."

Terms of the Agreement
Under the terms of the agreement, Novellus will acquire GaSonics in a stock-for-stock merger transaction valued at approximately $347 million. Each share of GaSonics common stock outstanding as of the closing date will be converted into
0.52 shares of Novellus common stock on a fixed exchange ratio basis. The merger will be accounted for as a pooling transaction and is intended to qualify as a tax-free reorganization under IRS regulations.

The transaction has been approved by the board of directors of both companies
and is expected to formally close in the first quarter of 2001.   The combined
revenues of the new entity is expected to be $2.25 billion in 2001. The earnings-per-share effect of the merger is expected to be immediately accretive.

GaSonics has 550 employees worldwide, and is headquartered in San Jose, California. All employees of GaSonics are expected to become employees of Novellus. Novellus currently has 2,600 employees worldwide, and is also headquartered in San Jose.

Novellus has also announced that its board of directors has rescinded its authorization for the purchase of common stock under the common stock purchase program.

Conference Call
Novellus and GaSonics will hold a conference call and webcast on October 26, 2000, at 9:00 a.m. EDT to discuss the transaction. The webcast of the conference call may be accessed from Novellus' home page at www.novellus.com, or
                                                            ----------------
by clicking on StreetFusion and following the instructions.

About GaSonics
GaSonics International is a leading developer and global supplier of photoresist and residue removal technologies. The company's products, which are sold to leading semiconductor manufacturers worldwide, allow customers to integrate manufacturing process steps as well as increase yields and throughput. GaSonics also provides low-pressure chemical vapor deposition systems for the flat panel display industry. Headquartered in San Jose, Calif., GaSonics supports its installed base of more than 2,000 single-wafer systems through a global sales and support network. Additional information about the company is available on GaSonics' website, located at www.gasonics.com.
                              -----------------

About Novellus
Novellus Systems Inc. manufactures, markets and services advanced systems for the deposition of thin films on semiconductor wafers. The company's products are designed for high-volume production of advanced, leading-edge semiconductor devices at the lowest possible cost. Headquartered in San Jose, Calif., with subsidiaries in the United Kingdom, France, Germany, The Netherlands, Spain, China, Japan, Korea, Singapore and Taiwan, Novellus is a publicly traded company on the Nasdaq stock exchange (Nasdaq: NVLS). Additional information about the company is available on Novellus' home page on the World Wide Web, located at www.novellus.com.
-----------------

Forward-Looking Statements
Except for the historical information presented, certain matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements in this release include statements regarding financial forecasts, market growth predictions, leadership positions, bringing new technologies and products to the market, and the likelihood and timing of closing. Factors that could cause actual results to differ materially include risks and uncertainties such as the failure of GaSonics' technology to complement and/or broaden Novellus' current technologies, the ability of the combined company to create anticipated synergies and increased product sales as a result of the acquisition, and possible difficulties in combining the operating plans and scientific cultures of Novellus and GaSonics. These risks are detailed from time to time in Novellus' and GaSonics' public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including Novellus' annual report on Form 10-K for the fiscal year ended December 31, 1999, Novellus' Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000, and September 30, 2000, Novellus' Registration Statement on Form S-3 filed on April 5, 2000, and Novellus' Form 8-K filed on April 21, 2000, GaSonics' annual report on Form 10-K for the fiscal year ended September 30, 1999, GaSonics' Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1999, March 31, 2000, and June 30, 2000, GaSonics' Registration Statements on Form S-3 filed on April 10, 2000 and October 3, 2000, and GaSonics' Form 8-K filed on September 27, 2000. Copies of Novellus' and GaSonics' public disclosure filings with the SEC are available from their respective investor relations departments.

Additional information, and where to find it
Contemporaneously with this filing pursuant to SEC Rule 14a-12 (and SEC Rule
425), GaSonics is filing a Current Report on Form 8-K containing information concerning the expected participants in GaSonics' solicitation of proxies in connection with the proposed merger of GaSonics with a subsidiary of Novellus (the "Merger") (the "October 26 Form 8-K"), which is incorporated herein by reference. Investors are urged to read the October 26 Form 8-K carefully. In addition, it is expected that Novellus will file a Registration Statement on Form S-4 with the SEC in conjunction with the Merger (the "Registration Statement"). The Registration Statement will include a proxy statement of GaSonics with respect to GaSonics stockholders' vote on the proposed Merger and a prospectus of Novellus with respect to the Novellus shares to be issued to GaSonics stockholders in the proposed merger (the "Proxy Statement/Prospectus"). GaSonics plans to mail the Proxy Statement/Prospectus to its stockholders. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Proxy Statement/Prospectus will contain important information about GaSonics, Novellus, the Merger, the persons soliciting proxies relating to the merger, their interests in the merger, and related matters. Investors and security holders will be able to obtain free copies of these documents through the Web site maintained by the SEC at http://www.sec.gov.
                                                        ------------------
Free copies of the Proxy Statement/Prospectus and these other documents may also be obtained from (i) GaSonics by directing a request by mail or telephone to GaSonics, 404 East Plumeria Dr., San Jose, CA 95134, attention: Rammy Rasmussen; telephone (408) 570-7400, and (ii) Novellus by directing a request by mail or telephone to Novellus, 4000 N. 1st St., San Jose, CA 95134, attention: Bob Smith, telephone (408)943-9700. In addition to the Registration Statement and the Proxy Statement/Prospectus, GaSonics and Novellus file annual, quarterly, and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information filed by GaSonics or Novellus at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. GaSonics' and Novellus' filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.
------------------

Participants in Solicitation
GaSonics, its directors, executive officers and certain other members of management and employees may be soliciting proxies from GaSonics stockholders in favor of the adoption and approval of the Merger Agreement and approval of the
Merger and related matters.   Information concerning the participants in the
solicitation will be set forth in a Current Report on Form 8-K filed by GaSonics on October 26, 2000, and will also be set forth in the Registration Statement, and the Proxy Statement/Prospectus under the heading "Interests of Certain Persons in the Merger."

                                    #  #  #

On October 26, 2000, Novellus and GaSonics held a conference call to discuss the merger. The webcast of the conference call may be accessed from Novellus' home page at www.novellus.com, or from www.StreetFusion.com (Webcast Center Quick View - Special Events).